The information in this free writing prospectus is preliminary. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the nondelivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.


Silent Seconds
Aggregate

                                UPB                      %
Silent Seconds (Only)        $211,857,504.28           50.28%
Total (Entire Pool)          $421,319,628.66

Resulting OCLTV
                               OCLTV
Silent Seconds (Only)                 99.35%
Total (Entire Pool)                   93.56%

The information in this free writing prospectus is preliminary. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the nondelivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.


1. By Loan Type
                                                                                                        FICO
             No. of Mortgage Loans  Principal Balance  % of Principal Balance  Wt. Avg. Gross Coupon    % ARM
                                                                                                               <= 500  500.1-525
                                48     $10,341,827.61                  2.455%                 8.069%   2.145%  0.000%     0.000%
1/29 LIB6M                       8      $2,730,095.13                  0.648%                 7.652%   0.648%  0.000%     0.000%
10/20 LIB6M                      1        $116,529.06                  0.028%                 7.850%   0.028%  0.000%     0.000%
2/28 LIB6M                    1423    $368,576,753.52                 87.482%                 7.499%  87.482%  0.000%     0.000%
3/27 LIB6M                      80     $17,673,963.17                  4.195%                 7.592%   4.195%  0.000%     0.000%
30Y LIB12M                       2      $1,015,999.90                  0.241%                 7.310%   0.241%  0.000%     0.000%
30Y LIB6M                        8      $2,149,887.65                  0.510%                 7.952%   0.510%  0.000%     0.000%
5/25 LIB6M                       7      $1,479,629.80                  0.351%                 7.195%   0.351%  0.000%     0.000%
FIX                            102     $17,234,942.82                  4.091%                 7.879%   0.000%  0.000%     0.000%


             FICO                                                    Effective Combined LTV (includes silent seconds)

             525.1-550  550.1-575  575.1-600     >600  Wt. Avg.    <=80  80.01-85  85.01-90  90.01-95  95.01-100    >100  Wt. Avg.
                0.000%     0.000%     0.000%   2.455%       689  0.000%    0.251%    1.294%    0.452%     0.457%  0.000%   67.760%
1/29 LIB6M      0.000%     0.000%     0.000%   0.648%       685  0.000%    0.295%    0.073%    0.261%     0.018%  0.000%   70.278%
10/20 LIB6M     0.000%     0.000%     0.000%   0.028%       772  0.000%    0.000%    0.028%    0.000%     0.000%  0.000%   67.500%
2/28 LIB6M      0.000%     0.000%     0.000%  87.482%       679  8.252%    6.555%   14.812%    7.209%    48.341%  0.000%   85.463%
3/27 LIB6M      0.000%     0.000%     0.000%   4.195%       681  0.609%    0.498%    0.812%    0.573%     1.659%  0.000%   79.697%
30Y LIB12M      0.000%     0.000%     0.000%   0.241%       684  0.000%    0.000%    0.000%    0.000%     0.241%  0.000%  100.000%
30Y LIB6M       0.000%     0.000%     0.000%   0.510%       677  0.000%    0.168%    0.245%    0.097%     0.000%  0.000%   79.241%
5/25 LIB6M      0.000%     0.000%     0.000%   0.351%       681  0.193%    0.000%    0.070%    0.000%     0.052%  0.000%   78.191%
FIX             0.000%     0.000%     0.000%   4.091%       693  0.540%    0.634%    0.887%    0.640%     1.264%  0.000%   70.115%


             Debt-to-Income Ratio                            Documentation

                 <=45  45.01-50  50.01-55     >55  Wt. Avg.      % Full     % Limited  % Refinancing
               1.464%    0.868%    0.122%  0.000%   42.409%      1.222%        0.000%      0.794%
1/29 LIB6M     0.514%    0.134%    0.000%  0.000%   40.428%      0.291%        0.000%      0.430%
10/20 LIB6M    0.028%    0.000%    0.000%  0.000%   42.540%      0.028%        0.000%      0.028%
2/28 LIB6M    49.109%   34.427%    2.841%  0.127%   42.214%     31.394%        0.000%     31.624%
3/27 LIB6M     2.134%    1.902%    0.139%  0.000%   42.227%      1.696%        0.000%      1.979%
30Y LIB12M     0.110%    0.131%    0.000%  0.000%   44.652%      0.000%        0.000%      0.110%
30Y LIB6M      0.421%    0.052%    0.000%  0.000%   39.779%      0.000%        0.000%      0.267%
5/25 LIB6M     0.259%    0.070%    0.022%  0.000%   43.417%      0.050%        0.000%      0.236%
FIX            2.790%    1.014%    0.287%  0.000%   39.159%      2.679%        0.000%      2.357%


                         Owner Occupancy                          IO Loan Distribution
             % Owner Occupied  % Investor Properties  24mth IO  36mth IO  60mth IO  120mth IO
                       1.904%                 0.550%    0.000%    0.000%    0.000%     0.000%
1/29 LIB6M             0.648%                 0.000%    0.000%    0.000%    0.000%     0.000%
10/20 LIB6M            0.028%                 0.000%    0.000%    0.000%    0.000%     0.028%
2/28 LIB6M            84.354%                 2.652%    2.486%    0.000%   70.237%     1.301%
3/27 LIB6M             3.986%                 0.160%    0.000%    0.206%    3.285%     0.020%
30Y LIB12M             0.241%                 0.000%    0.000%    0.000%    0.241%     0.000%
30Y LIB6M              0.224%                 0.287%    0.000%    0.000%    0.244%     0.052%
5/25 LIB6M             0.324%                 0.027%    0.000%    0.000%    0.229%     0.000%
FIX                    3.760%                 0.331%    0.000%    0.000%    1.090%     0.196%



2. By Original IO Term

            No. of Mortgage Loans  Principal Balance  % of Principal Balance  Wt. Avg. Gross Coupon    % ARM

None                          484     $85,375,476.51                 20.264%                 8.149%  17.150%
24 months                      36     $10,473,781.28                  2.486%                 7.204%   2.486%
36 months                       5        $866,366.31                  0.206%                 7.742%   0.206%
60 months                    1131    $317,363,611.80                 75.326%                 7.380%  74.236%
120 months                     19      $6,733,832.07                  1.598%                 7.460%   1.402%


              FICO                                                                 Effective Combined LTV (includes silent seconds)

            <= 500  500.1-525  525.1-550  550.1-575  575.1-600     >600  Wt. Avg.    <=80    80.01-85    85.01-90    90.01-95
None        0.000%     0.000%     0.000%     0.000%     0.000%  20.264%       689  0.000%      3.020%      6.527%      4.162%
24 months   0.000%     0.000%     0.000%     0.000%     0.000%   2.486%       689  0.117%      0.163%      0.541%      0.086%
36 months   0.000%     0.000%     0.000%     0.000%     0.000%   0.206%       687  0.027%      0.000%      0.007%      0.123%
60 months   0.000%     0.000%     0.000%     0.000%     0.000%  75.326%       678  9.299%      5.166%     10.978%      4.727%
120 months  0.000%     0.000%     0.000%     0.000%     0.000%   1.598%       688  0.151%      0.052%      0.126%      0.133%


                                          Debt-to-Income Ratio                            Documentation
            95.01-100     >100  Wt. Avg.      <=45  45.01-50  50.01-55     >55  Wt. Avg.       % Full    % Limited  % Refinancing
None           6.261%   0.000%   67.930%   11.912%    6.979%    1.224%  0.127%   41.319%       9.666%       0.000%       8.658%
24 months      1.435%   0.000%   88.134%    0.654%    1.521%    0.161%  0.000%   45.536%       1.001%       0.000%       0.651%
36 months      0.048%   0.000%   93.985%    0.132%    0.073%    0.000%  0.000%   44.531%       0.025%       0.000%       0.123%
60 months     43.074%   0.000%   87.963%   43.408%   29.681%    1.878%  0.000%   42.225%      26.367%       0.000%      27.597%
120 months     1.136%   0.000%   94.377%    0.666%    0.301%    0.126%  0.000%   38.046%       0.252%       0.000%       0.753%


               Owner Occupancy                           IO Loan Distribution

            % Owner Occupied    % Investor Properties  24mth IO  36mth IO  60mth IO  120mth IO
None                 16.489%                   3.353%    0.000%    0.000%    0.000%     0.000%
24 months             2.486%                   0.000%    2.486%    0.000%    0.000%     0.000%
36 months             0.108%                   0.098%    0.000%    0.206%    0.000%     0.000%
60 months            74.740%                   0.483%    0.000%    0.000%   75.326%     0.000%
120 months            1.525%                   0.073%    0.000%    0.000%    0.000%     1.598%




3. By Occupancy Status

                     No. of Mortgage Loans  Principal Balance  % of Principal Balance  Wt. Avg. Gross Coupon    % ARM

Owner Occupied                        1552    $402,226,620.28                 95.468%                 7.489%  91.428%
2nd Homes                               13      $2,211,910.68                  0.525%                 8.536%   0.525%
Investor Properties                    114     $16,881,097.70                  4.007%                 8.470%   3.647%


                                                                                                    Effective Combined LTV
                       FICO                                                                        (includes silent seconds)

                     <= 500  500.1-525  525.1-550  550.1-575  575.1-600     >600  Wt. Avg.    <=80    80.01-85    85.01-90
Owner Occupied       0.000%     0.000%     0.000%     0.000%     0.000%  95.468%       679  9.484%      7.636%     15.731%
2nd Homes            0.000%     0.000%     0.000%     0.000%     0.000%   0.525%       713  0.000%      0.023%      0.428%
Investor Properties  0.000%     0.000%     0.000%     0.000%     0.000%   4.007%       695  0.110%      0.742%      2.063%


                                                              Debt-to-Income Ratio                            Documentation

                     90.01-95   95.01-100     >100  Wt. Avg.      <=45  45.01-50  50.01-55     >55  Wt. Avg.       % Full
Owner Occupied         8.084%     52.015%   0.000%   84.621%   53.629%   37.445%    3.253%  0.127%   42.242%      35.521%
2nd Homes              0.057%      0.017%   0.000%   67.618%    0.466%    0.014%    0.045%  0.000%   38.305%       0.147%
Investor Properties    1.091%      0.000%   0.000%   72.168%    2.733%    1.140%    0.114%  0.000%   38.724%       1.692%


                                                  Owner Occupancy                           IO Loan Distribution
                     % Limited  % Refinancing  % Owner Occupied    % Investor Properties  24mth IO  36mth IO  60mth IO  120mth IO
Owner Occupied          0.000%      37.148%             95.468%                   0.000%    2.486%    0.108%   74.740%     1.525%
2nd Homes               0.000%       0.048%              0.000%                   0.000%    0.000%    0.000%    0.104%     0.000%
Investor Properties     0.000%       0.629%              0.000%                   4.007%    0.000%    0.098%    0.483%     0.073%




4. By Documentation

             No. of Mortgage Loans  Principal Balance  % of Principal Balance  Wt. Avg. Gross Coupon    % ARM

Full Doc                       730    $157,403,459.88                 37.360%                 7.259%  34.614%
Limited Doc                      0              $0.00                  0.000%                 0.000%   0.000%
Stated Doc                     939    $260,274,846.54                 61.776%                 7.700%  60.121%
No Doc                          10      $3,641,322.24                  0.864%                 7.575%   0.864%


               FICO                                                                 Effective Combined LTV (includes silent seconds)

             <= 500  500.1-525  525.1-550  550.1-575  575.1-600     >600  Wt. Avg.    <=80    80.01-85    85.01-90    90.01-95
Full Doc     0.000%     0.000%     0.000%     0.000%     0.000%  37.360%       678  3.315%      3.584%      7.206%      3.919%
Limited Doc  0.000%     0.000%     0.000%     0.000%     0.000%   0.000%         0  0.000%      0.000%      0.000%      0.000%
Stated Doc   0.000%     0.000%     0.000%     0.000%     0.000%  61.776%       682  6.062%      4.796%     10.911%      5.275%
No Doc       0.000%     0.000%     0.000%     0.000%     0.000%   0.864%       686  0.217%      0.022%      0.104%      0.037%


                                            Debt-to-Income Ratio                            Documentation

             95.01-100     >100  Wt. Avg.      <=45  45.01-50  50.01-55     >55  Wt. Avg.       % Full    % Limited   % Refinancing
Full Doc       18.012%   0.000%   80.904%   20.482%   14.575%    2.107%  0.127%   41.710%      37.360%       0.000%      16.690%
Limited Doc     0.000%   0.000%    0.000%    0.000%    0.000%    0.000%  0.000%    0.000%       0.000%       0.000%       0.000%
Stated Doc     33.537%   0.000%   85.879%   36.345%   24.025%    1.305%  0.000%   42.304%       0.000%       0.000%      20.661%
No Doc          0.484%   0.000%   87.392%    0.000%    0.000%    0.000%  0.000%    0.000%       0.000%       0.000%       0.474%


                 Owner Occupancy                           IO Loan Distribution

             % Owner Occupied    % Investor Properties  24mth IO  36mth IO  60mth IO  120mth IO
Full Doc              35.521%                   1.692%    1.001%    0.025%   26.367%     0.252%
Limited Doc            0.000%                   0.000%    0.000%    0.000%    0.000%     0.000%
Stated Doc            59.083%                   2.314%    1.485%    0.181%   48.600%     0.863%
No Doc                 0.864%                   0.000%    0.000%    0.000%    0.359%     0.484%






5. Debt-to-Income Ratio Distribution

             No. of Mortgage Loans  Principal Balance  % of Principal Balance  Wt. Avg. Gross Coupon    % ARM       FICO
                                                                                                                  <= 500  500.1-525
<=30                           160     $32,829,307.99                  7.792%                 7.587%   7.041%     0.000%     0.000%
30.01-35.00                    145     $29,617,087.16                  7.030%                 7.579%   6.580%     0.000%     0.000%
35.01-40.00                    253     $61,415,035.96                 14.577%                 7.553%  13.860%     0.000%     0.000%
40.01-45.00                    439    $115,565,149.03                 27.429%                 7.463%  26.413%     0.000%     0.000%
45.01-50.00                    607    $162,625,998.57                 38.599%                 7.575%  37.451%     0.000%     0.000%
50.01-55.00                     60     $14,374,197.98                  3.412%                 7.405%   3.094%     0.000%     0.000%
55.01-60.00                      2        $536,162.75                  0.127%                 7.046%   0.127%     0.000%     0.000%
> 60.00                          0              $0.00                  0.000%                 0.000%   0.000%     0.000%     0.000%
Unknown                         13      $4,356,689.22                  1.034%                 7.397%   1.034%     0.000%     0.000%
Wt. Avg. DTI = 42.080%



                                                                        Effective Combined LTV (includes silent seconds)

             525.1-550  550.1-575  575.1-600     >600  Wt. Avg.    <=80    80.01-85    85.01-90    90.01-95   95.01-100     >100
<=30            0.000%     0.000%     0.000%   7.792%       684  1.127%      0.847%      1.893%      1.190%      2.586%   0.000%
30.01-35.00     0.000%     0.000%     0.000%   7.030%       677  0.986%      0.847%      0.936%      0.935%      3.265%   0.000%
35.01-40.00     0.000%     0.000%     0.000%  14.577%       680  1.687%      1.511%      3.039%      1.419%      6.710%   0.000%
40.01-45.00     0.000%     0.000%     0.000%  27.429%       683  2.113%      2.020%      5.312%      2.124%     15.025%   0.000%
45.01-50.00     0.000%     0.000%     0.000%  38.599%       678  3.304%      2.953%      6.270%      2.847%     22.071%   0.000%
50.01-55.00     0.000%     0.000%     0.000%   3.412%       679  0.160%      0.131%      0.667%      0.659%      1.765%   0.000%
55.01-60.00     0.000%     0.000%     0.000%   0.127%       675  0.000%      0.070%      0.000%      0.000%      0.057%   0.000%
> 60.00         0.000%     0.000%     0.000%   0.000%         0  0.000%      0.000%      0.000%      0.000%      0.000%   0.000%
Unknown         0.000%     0.000%     0.000%   1.034%       686  0.217%      0.022%      0.104%      0.058%      0.553%   0.000%



                       Debt-to-Income Ratio                            Documentation                               Owner Occupancy

             Wt. Avg.      <=45  45.01-50  50.01-55     >55  Wt. Avg.       % Full    % Limited  % Refinancing  % Owner Occupied
<=30          77.375%    7.792%    0.000%    0.000%  0.000%   24.102%       4.094%       0.000%       3.879%              6.890%
30.01-35.00   82.712%    7.030%    0.000%    0.000%  0.000%   33.055%       2.833%       0.000%       2.549%              6.567%
35.01-40.00   83.098%   14.577%    0.000%    0.000%  0.000%   37.785%       5.323%       0.000%       6.486%             13.948%
40.01-45.00   85.790%   27.429%    0.000%    0.000%  0.000%   42.608%       8.232%       0.000%       8.466%             26.224%
45.01-50.00   84.916%    0.000%   38.599%    0.000%  0.000%   47.649%      14.575%       0.000%      14.479%             37.445%
50.01-55.00   80.935%    0.000%    0.000%    3.412%  0.000%   52.325%       2.107%       0.000%       1.284%              3.253%
55.01-60.00   70.419%    0.000%    0.000%    0.000%  0.127%   55.748%       0.127%       0.000%       0.127%              0.127%
> 60.00        0.000%    0.000%    0.000%    0.000%  0.000%    0.000%       0.000%       0.000%       0.000%              0.000%
Unknown       88.709%    0.000%    0.000%    0.000%  0.000%    0.000%       0.069%       0.000%       0.554%              1.014%



                                      IO Loan Distribution

             % Investor Properties  24mth IO  36mth IO  60mth IO  120mth IO
<=30                        0.837%    0.000%    0.000%    5.355%     0.139%
30.01-35.00                 0.386%    0.068%    0.000%    5.085%     0.070%
35.01-40.00                 0.548%    0.142%    0.000%   10.816%     0.245%
40.01-45.00                 0.963%    0.444%    0.132%   22.152%     0.212%
45.01-50.00                 1.140%    1.521%    0.073%   29.681%     0.301%
50.01-55.00                 0.114%    0.161%    0.000%    1.878%     0.126%
55.01-60.00                 0.000%    0.000%    0.000%    0.000%     0.000%
> 60.00                     0.000%    0.000%    0.000%    0.000%     0.000%
Unknown                     0.020%    0.149%    0.000%    0.359%     0.504%





6. Silent Seconds
              No. of Mortgage Loans  Principal Balance  % of Principal Balance  Wt. Avg. Gross Coupon    % ARM

        TRUE                    788    $211,857,504.28                 50.284%                 7.352%  49.919%
       FALSE                    891    $209,462,124.38                 49.716%                 7.718%  45.680%
Effective Combined LTV (taking into account the silent seconds) =  84.033%




                FICO                                                                Effective Combined LTV (includes silent seconds)

              <= 500  500.1-525  525.1-550  550.1-575  575.1-600     >600  Wt. Avg.    <=80    80.01-85    85.01-90    90.01-95
        TRUE  0.000%     0.000%     0.000%     0.000%     0.000%  50.284%       679  0.026%      0.000%      1.303%      2.883%
       FALSE  0.000%     0.000%     0.000%     0.000%     0.000%  49.716%       682  9.568%      8.402%     16.918%      6.349%



                                            Debt-to-Income Ratio                            Documentation

              95.01-100     >100  Wt. Avg.      <=45  45.01-50  50.01-55     >55  Wt. Avg.       % Full    % Limited  % Refinancing
        TRUE    43.939%   0.000%   98.940%   27.575%   20.530%    1.442%  0.000%   42.822%      15.430%       0.000%       7.114%
       FALSE     8.093%   0.000%   68.956%   29.253%   18.069%    1.970%  0.127%   41.336%      21.930%       0.000%      30.711%



                 Owner Occupancy                           IO Loan Distribution
              % Owner Occupied    % Investor Properties  24mth IO  36mth IO  60mth IO  120mth IO
        TRUE           49.844%                   0.440%    1.596%    0.178%   46.750%     1.276%
       FALSE           45.624%                   3.566%    0.890%    0.027%   28.576%     0.322%


Effective Combined LTV (taking into account the silent seconds) = 84.033%




7. Credit Grades please use originator's grades
     No. of Mortgage Loans  Principal Balance  % of Principal Balance  Wt. Avg. Gross Coupon    % ARM       FICO
                                                                                                          <= 500  500.1-525
PP                    1543    $377,853,481.37                 89.683%                 7.587%  85.387%     0.000%     0.000%
PR                     136     $43,466,147.29                 10.317%                 7.077%  10.212%     0.000%     0.000%



                                                                Effective Combined LTV (includes silent seconds)

     525.1-550  550.1-575  575.1-600     >600  Wt. Avg.    <=80    80.01-85    85.01-90    90.01-95   95.01-100     >100  Wt. Avg.
PP      0.000%     0.000%     0.000%  89.683%       680  8.422%      7.502%     16.866%      8.290%     46.367%   0.000%   83.436%
PR      0.000%     0.000%     0.000%  10.317%       679  1.173%      0.900%      1.356%      0.941%      5.666%   0.000%   89.226%


     Debt-to-Income Ratio                            Documentation                               Owner Occupancy

         <=45  45.01-50  50.01-55     >55  Wt. Avg.       % Full    % Limited  % Refinancing  % Owner Occupied
PP    50.633%   35.114%    3.102%  0.057%   42.101%      34.705%       0.000%      33.871%             85.810%
PR     6.195%    3.485%    0.310%  0.070%   41.893%       2.654%       0.000%       3.953%              9.658%


                              IO Loan Distribution

     % Investor Properties  24mth IO  36mth IO  60mth IO  120mth IO
PP                  3.394%    2.097%    0.108%   66.552%     1.412%
PR                  0.613%    0.389%    0.098%    8.774%     0.187%




8. Others
                     No. of Mortgage Loans  Principal Balance  % of Principal Balance  Wt. Avg. Gross Coupon    % ARM

Manufactured Housing                     0              $0.00                  0.000%                 0.000%   0.000%
2nd Lien                                 0              $0.00                  0.000%                 0.000%   0.000%


                                                                                                        Effective Combined LTV
                        FICO                                                                           (includes silent seconds)
                      <= 500  500.1-525  525.1-550  550.1-575  575.1-600     >600  Wt. Avg.    <=80    80.01-85    85.01-90
Manufactured Housing  0.000%     0.000%     0.000%     0.000%     0.000%   0.000%         0  0.000%      0.000%      0.000%
2nd Lien              0.000%     0.000%     0.000%     0.000%     0.000%   0.000%         0  0.000%      0.000%      0.000%


                                                                    Debt-to-Income Ratio                         Documentation
                      90.01-95   95.01-100     >100  Wt. Avg.      <=45  45.01-50  50.01-55     >55  Wt. Avg.    % Full    % Limited
Manufactured Housing    0.000%      0.000%   0.000%    0.000%    0.000%    0.000%    0.000%  0.000%    0.000%    0.000%       0.000%
2nd Lien                0.000%      0.000%   0.000%    0.000%    0.000%    0.000%    0.000%  0.000%    0.000%    0.000%       0.000%


                      % Refinancing     Owner Occupancy                           IO Loan Distribution
                                % Owner Occupied    % Investor Properties  24mth IO  36mth IO  60mth IO  120mth IO
Manufactured Housing  0.000%              0.000%                   0.000%    0.000%    0.000%    0.000%     0.000%
2nd Lien              0.000%              0.000%                   0.000%    0.000%    0.000%    0.000%     0.000%


9. Loss Coverage Levels (these are not the credit enhancement levels found in termsheet)

               S&P LEVELS output           Moody's Loss Coverage
             for different ratings     levels for different ratings
Aaa/AAA
Aa1/AA+
Aa2/AA
Aa3/AA-
A1/A+
A2/A
A3/A-
Baa1/BBB+
Baa2/BBB
Baa3/BBB-
Ba2/BB
B2/B

The information in this free writing prospectus is preliminary. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the nondelivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

    BNB Collateral Information              Originators       % Name
Deal Name:            CWABS 2006-ABC1           1         100% - Countrywide
Bloomberg Ticker:                               2
Asset Class:                                    3
Issuer:               CSC
Trustee:                                Master Servicer
Lead Manager(s)                                 1         100% - Countrywide
                                                2
Issue Date:



                              Principal              WA Loan      Weighted Average  Collateral Characteristics
FICO :            # Loans     Balance $      %      Balance $       WAC              WA Ave FICO     WA %LTV    % DTI   Non - Prim
              NA         0            $0.00      0             0             0.00%               0       0.00%   0.00%         0.00%
       below 500         0            $0.00      0             0             0.00%               0       0.00%   0.00%         0.00%
      500 to 520         0            $0.00      0             0             0.00%               0       0.00%   0.00%         0.00%
      520 to 540         0            $0.00      0             0             0.00%               0       0.00%   0.00%         0.00%
      540 to 560         0            $0.00      0             0             0.00%               0       0.00%   0.00%         0.00%
      560 to 580         0            $0.00      0             0             0.00%               0       0.00%   0.00%         0.00%
      580 to 600         0            $0.00      0             0             0.00%               0       0.00%   0.00%         0.00%
      600 to 620         0            $0.00      0             0             0.00%               0       0.00%   0.00%         0.00%
      620 to 640        42   $10,130,146.90      2        241194             7.76%             640      81.43%  42.01%         0.00%
      640 to 660       637  $159,618,087.91     38        250578             7.58%             650      82.43%  41.98%         0.85%
      660 to 680       353   $87,787,595.88     21        248690             7.58%             670      83.57%  42.87%         0.86%
      680 to 700       245   $63,286,934.18     15        258314             7.47%             690      85.50%  42.16%         0.71%
      700 to 750       285   $71,278,796.84     17        250101             7.55%             721      85.31%  41.54%         1.14%
        750 plus       117   $29,218,066.95      7        249727             7.17%             769      84.23%  41.38%         0.46%
           Total      1679        421319629    100        250935             7.53%             680      83.72%  42.08%         4.01%



FICO :            Non SF/PUD    Refi Cachout    MI Covered     NINA/No Doc     IO
              NA         0.00%           0.00%         0.00%           0.00%   0.00%
       below 500         0.00%           0.00%         0.00%           0.00%   0.00%
      500 to 520         0.00%           0.00%         0.00%           0.00%   0.00%
      520 to 540         0.00%           0.00%         0.00%           0.00%   0.00%
      540 to 560         0.00%           0.00%         0.00%           0.00%   0.00%
      560 to 580         0.00%           0.00%         0.00%           0.00%   0.00%
      580 to 600         0.00%           0.00%         0.00%           0.00%   0.00%
      600 to 620         0.00%           0.00%         0.00%           0.00%   0.00%
      620 to 640         2.24%           0.88%         0.44%           0.67%   2.40%
      640 to 660        33.77%          15.94%        12.92%          16.07%  32.07%
      660 to 680        18.62%           8.99%         9.44%           7.67%  16.50%
      680 to 700        12.86%           5.30%         7.38%           5.18%  11.20%
      700 to 750        14.06%           5.17%         7.83%           5.24%  12.39%
        750 plus         5.87%           1.55%         2.95%           2.54%   5.17%
           Total        87.43%          37.82%        40.97%          37.36%  79.74%

  FICO Mean: 680        Median: 669     Std Dev: 37




                                                    WA Loan       Weighted Average Collateral Characteristics
LTV :            # Loans     Balance $      %      Balance $      WAC   WA Ave FICO  WA %LTV  % DTI    Non - Prim  Non SF/PUD
       Below 50         7    $1,964,999.99      0        280714  6.88%       664      47.01%   34.05%       0.00%       0.47%
       50 to 55         9    $2,453,982.62      1        272665  6.76%       693      53.87%   43.16%       0.00%       0.58%
       55 to 60         4    $1,108,100.04      0        277025  6.32%       729      58.75%   39.03%       0.00%       0.26%
       60 to 65        14    $4,485,775.97      1        320413  6.99%       670      63.45%   38.38%       0.00%       0.99%
       65 to 70        22    $5,236,358.59      1        238016  7.12%       667      68.88%   41.21%       0.10%       1.00%
       70 to 75        56   $18,472,600.72      4        329868  7.27%       677      74.30%   41.81%       0.11%       4.14%
       75 yo 80       784  $213,189,847.63     51        271926  7.33%       677      79.91%   42.63%       0.23%      44.16%
       80 yo 85       154   $38,850,495.89      9        252276  7.49%       681      84.46%   41.46%       0.85%       8.01%
       85 yo 90       292   $72,905,899.70     17        249678  7.75%       678      89.55%   41.32%       1.83%      14.47%
       90 to 95       134   $26,704,588.36      6        199288  8.19%       689      94.64%   41.01%       0.89%       5.48%
      95 to 100        11    $1,847,731.00      0        167976  7.74%       712      98.13%   42.85%       0.00%       0.44%
       100 plus       192   $34,099,248.15      8        177600  8.26%       698     100.00%   43.05%       0.00%       7.44%
          Total      1679        421319629    100        250935  7.53%       680      83.72%   42.08%       4.01%      87.43%



LTV :            Refi Cachout  MI Covered  NINA/No Doc      IO
       Below 50         0.47%     0.00%        0.38%      0.47%
       50 to 55         0.46%     0.00%        0.26%      0.58%
       55 to 60         0.26%     0.00%        0.06%      0.26%
       60 to 65         1.06%     0.00%        0.16%      1.06%
       65 to 70         1.04%     0.00%        0.42%      1.24%
       70 to 75         2.31%     0.00%        1.05%      4.38%
       75 yo 80         9.15%     0.00%       15.76%     50.60%
       80 yo 85         7.01%     9.02%        4.05%      6.03%
       85 yo 90        10.38%    17.13%        7.05%     10.62%
       90 to 95         3.76%     6.29%        3.11%      2.31%
      95 to 100         0.17%     0.44%        0.35%      0.15%
       100 plus         1.75%     8.09%        4.71%      2.02%
          Total        37.82%    40.97%       37.36%     79.74%


      LTV Mean: 84.82%     Median 80.00%        Std Dev 0.0863




                                                  WA Loan      Weighted Average Collateral Characteristics
DTI :          # Loans     Balance $      %      Balance $     WAC     WA Ave FICO  WA %LTV  % DTI    Non - Prim  Non SF/PUD
     below 20        45   $11,213,185.41      3        249182   7.34%      684       81.44%   14.51%       0.12%       2.24%
     20 t0 25        44    $7,456,682.91      2        169470   7.70%      685       86.18%   23.13%       0.23%       1.54%
     25 to 30        84   $18,516,128.89      4        220430   7.65%      684       83.17%   28.05%       0.50%       3.50%
     30 to 35       145   $29,617,087.16      7        204256   7.58%      677       84.49%   33.06%       0.39%       6.25%
     35 to 40       258   $62,420,609.85     15        241940   7.54%      680       83.23%   37.82%       0.58%      13.19%
     40 to 45       434  $114,559,575.14     27        263962   7.47%      683       83.14%   42.63%       0.93%      23.55%
     45 to 50       607  $162,625,998.57     39        267918   7.57%      678       84.05%   47.65%       1.14%      34.01%
     50 to 55        60   $14,374,197.98      3        239570   7.40%      679       85.90%   52.32%       0.11%       3.10%
     55 to 60         0            $0.00      0             0   0.00%        0        0.00%    0.00%       0.00%       0.00%
      60 plus         0            $0.00      0             0   0.00%        0        0.00%    0.00%       0.00%       0.00%
        Total      1677        420783466    100        250914   7.53%      680       83.71%   41.78%       4.01%      87.37%



DTI :          Refi Cachout  MI Covered  NINA/No Doc      IO
     below 20         1.62%     0.98%        0.89%       2.23%
     20 t0 25         0.85%     1.03%        1.25%       1.05%
     25 to 30         1.96%     2.36%        2.02%       3.22%
     30 to 35         2.55%     3.07%        2.83%       5.22%
     35 to 40         6.49%     6.15%        5.42%      11.42%
     40 to 45         8.47%    10.03%        8.13%      22.78%
     45 to 50        14.48%    15.43%       14.57%      31.62%
     50 to 55         1.28%     1.79%        2.11%       2.19%
     55 to 60         0.00%     0.00%        0.00%       0.00%
      60 plus         0.00%     0.00%        0.00%       0.00%
        Total        37.70%    40.84%       37.23%      79.74%


DTI Mean: 41.45%        Median 43.31%      Std Dev 0.0783



                                                                             WA Loan     Weighted Average Collateral Characteristics
        Purpose :                        # Loans     Balance $      %       Balance $      WAC    WA Ave FICO       WA %LTV  % DTI
                             Purchase         984  $236,040,303.41     56         239878   7.63%       685           83.88%   42.42%
                  Refinance  (no Cash)        116   $25,917,668.26      6         223428   7.22%       673           82.14%   42.79%
                 Refinance (Rate Term)          0            $0.00      0              0   0.00%         0            0.00%    0.00%
     Cash Out Refinance Below 70% LTV          51   $13,903,934.60      3         272626   6.92%       676           61.11%   39.49%
Cash Out Refinance with LTV 70.1% - 75%        26    $9,725,762.51      2         374068   7.23%       675           74.01%   40.13%
Cash Out Refinance with LTV 75.1% - 80%       141   $38,544,903.05      9         273368   7.21%       667           79.65%   41.62%
Cash Out Refinance with LTV 80.1% - 85%       112   $29,524,715.24      7         263614   7.40%       674           84.45%   41.07%
Cash Out Refinance with LTV 85.1% - 90%       156   $43,725,764.67     10         280293   7.62%       674           89.34%   42.03%
    Cash Out Refinance with LTV > 90%          93   $23,936,576.92      6         257383   7.97%       687           96.30%   42.30%
                                                                        0              0
                                Total        1679        421319629    100         250935   7.53%       680           83.72%   42.08%




        Purpose :                        Non - Prim  Non SF/PUD  Refi Cachout  MI Covered   NINA/No Doc    IO
                             Purchase         3.20%      47.93%         0.00%    16.33%        17.55%    45.48%
                  Refinance  (no Cash)        0.17%       5.56%         0.00%     1.96%         3.12%     5.09%
                 Refinance (Rate Term)        0.00%       0.00%         0.00%     0.00%         0.00%     0.00%
     Cash Out Refinance Below 70% LTV         0.10%       2.98%         3.30%     0.00%         1.22%     3.30%
Cash Out Refinance with LTV 70.1% - 75%       0.00%       2.18%         2.31%     0.00%         0.52%     2.31%
Cash Out Refinance with LTV 75.1% - 80%       0.00%       8.47%         9.15%     0.00%         4.13%     9.15%
Cash Out Refinance with LTV 80.1% - 85%       0.30%       6.25%         7.01%     6.80%         3.14%     4.79%
Cash Out Refinance with LTV 85.1% - 90%       0.20%       8.97%        10.38%    10.23%         4.46%     7.61%
    Cash Out Refinance with LTV > 90%         0.03%       5.09%         5.68%     5.65%         3.21%     2.01%

                                Total         4.01%      87.43%        37.82%    40.97%        37.36%    79.74%



                                                                                                       Weighted Average
                                                                                 WA Loan          Collateral Characteristics
       Occupancy Status :                    # Loans     Balance $      %       Balance $       WAC       WA Ave FICO  WA %LTV
                           Owner Occupied        1552  $402,226,620.28     95         259167       7.49%          679      83.48%
                               Investment         114   $16,881,097.70      4         148080       8.47%          695      88.47%
                   2nd / Vacation / other          13    $2,211,910.68      1         170147       8.54%          713      90.64%
                                                                            0              0
                                    Total        1679        421319629    100         250935        0.08          680      83.72%


       Occupancy Status :                    % DTI     Non - Prim     Non SF/PUD     Refi Cachout    MI Covered  NINA/No Doc    IO
                           Owner Occupied   42.24%          0.00%         84.06%           37.15%       37.09%        35.52%  78.98%
                               Investment   38.72%          4.01%          2.93%            0.63%        3.36%         1.69%   0.65%
                   2nd / Vacation / other   38.31%          0.00%          0.44%            0.05%        0.52%         0.15%   0.10%

                                    Total   42.08%          4.01%         87.43%           37.82%       40.97%        37.36%  79.74%





                                                                                                       Weighted Average
                                                                                 WA Loan          Collateral Characteristics
      Documentation Type :                   # Loans     Balance $      %       Balance $       WAC       WA Ave FICO  WA %LTV
                       Full Documentation         730  $157,403,459.88     37         215621       7.26%          678      85.21%
                    Limited Documentation           0            $0.00      0              0       0.00%            0       0.00%
      Stated Documentation with LTV < 70%          31    $9,442,273.96      2         304589       7.03%          674      63.27%
  Stated Documentation with LTV 70.1% - 75%        40   $13,537,560.97      3         338439       7.36%          680      74.25%
  Stated Documentation with LTV 70.1% - 80%       495  $144,291,785.30     34         291499       7.52%          681      79.93%
  Stated Documentation with LTV 80.1% - 85%        82   $21,701,498.17      5         264652       7.69%          682      84.65%
  Stated Documentation with LTV 85.1% - 90%       160   $43,198,666.37     10         269992       8.03%          677      89.62%
      Stated Documentation with LTV > 90%         131   $28,103,061.77      7         214527       8.51%          697      97.36%
                                 No Ratio           0            $0.00      0              0       0.00%            0       0.00%
                                     NINA          10    $3,641,322.24      1         364132       7.57%          686      76.71%
                                   No Doc           0            $0.00      0              0       0.00%            0       0.00%
                                    Other           0            $0.00      0              0       0.00%            0       0.00%
                                    Total        1679        421319629    100         250935       7.53%          680      83.72%



      Documentation Type :                   % DTI     Non - Prim   Non SF/PUD  Refi Cachout  MI Covered   NINA/No Doc      IO
                       Full Documentation    41.71%        1.69%       33.45%        16.69%       19.12%        37.36%  27.69%
                    Limited Documentation     0.00%        0.00%        0.00%         0.00%        0.00%         0.00%   0.00%
      Stated Documentation with LTV < 70%    40.70%        0.10%        1.94%         2.08%        0.00%         0.00%   2.24%
  Stated Documentation with LTV 70.1% - 75%  42.39%        0.11%        3.01%         1.67%        0.00%         0.00%   3.21%
  Stated Documentation with LTV 70.1% - 80%  42.74%        0.23%       30.12%         4.66%        0.00%         0.00%  34.25%
  Stated Documentation with LTV 80.1% - 85%  40.98%        0.76%        4.26%         3.86%        4.98%         0.00%   3.31%
  Stated Documentation with LTV 85.1% - 90%  41.92%        1.04%        8.22%         5.91%       10.14%         0.00%   6.37%
      Stated Documentation with LTV > 90%    42.20%        0.07%        5.66%         2.47%        6.67%         0.00%   1.81%
                                 No Ratio     0.00%        0.00%        0.00%         0.00%        0.00%         0.00%   0.00%
                                     NINA     0.00%        0.00%        0.75%         0.47%        0.06%         0.00%   0.84%
                                   No Doc     0.00%        0.00%        0.00%         0.00%        0.00%         0.00%   0.00%
                                    Other     0.00%        0.00%        0.00%         0.00%        0.00%         0.00%   0.00%
                                    Total    42.08%        4.01%       87.43%        37.82%       40.97%        37.36%  79.74%



                                                                        WA Loan       Weighted Average Collateral Characteristics
Property Type :                     # Loans     Balance $      %       Balance $       WAC       WA Ave FICO  WA %LTV     % DTI
                   Single Family        1213  $301,466,454.83     72         248530       7.51%          680      83.56%      41.98%
   Planned Unit Development (PUD)        257   $66,885,960.68     16         260257       7.59%          677      84.05%      42.86%
                        2-4 Unit          71   $21,515,129.48      5         303030       7.64%          690      84.04%      42.41%
                       Townhouse           0            $0.00      0              0       0.00%            0       0.00%       0.00%
                           Condo         138   $31,452,083.67      7         227914       7.59%          682      84.31%      41.11%
                              MH           0            $0.00      0              0       0.00%            0       0.00%       0.00%
                           Other           0            $0.00      0              0       0.00%            0       0.00%       0.00%
                           Total        1679        421319629    100         250935       7.53%          680      83.72%      42.08%


Property Type :                     Non - Prim     Non SF/PUD     Refi Cachout     MI Covered   NINA/No Doc      IO
                   Single Family            2.29%         71.55%           28.35%       29.26%        27.50%  57.39%
   Planned Unit Development (PUD)           0.63%         15.88%            5.59%        6.40%         5.95%  12.65%
                        2-4 Unit            0.75%          0.00%            1.40%        2.61%         1.17%   3.84%
                       Townhouse            0.00%          0.00%            0.00%        0.00%         0.00%   0.00%
                           Condo            0.33%          0.00%            2.49%        2.70%         2.74%   5.85%
                              MH            0.00%          0.00%            0.00%        0.00%         0.00%   0.00%
                           Other            0.00%          0.00%            0.00%        0.00%         0.00%   0.00%
                           Total            4.01%         87.43%           37.82%       40.97%        37.36%  79.74%



                                                                   WA Loan      Weighted Average Collateral Characteristics
UPB :                          # Loans     Balance $      %       Balance $       WAC           FICO       %LTV      % DTI
              below $50,000           9      $409,629.27      0          45514       8.32%          706      88.00%      31.75%
         $50,001 to $75,000          68    $4,370,791.71      1          64276       8.75%          701      93.87%      37.04%
        $75,001 to $100,000          94    $8,316,301.41      2          88471       8.11%          684      89.78%      37.49%
       $100,001 to $125,000         137   $15,516,746.92      4         113261       8.03%          678      87.79%      40.42%
       $125,001 to $150,000         120   $16,521,228.76      4         137677       7.87%          681      86.31%      41.31%
       $150,001 to $200,000         273   $48,374,328.25     11         177195       7.70%          676      84.86%      41.40%
       $200,001 to $250,000         242   $54,351,837.91     13         224594       7.56%          675      83.95%      41.35%
       $250,001 to $300,000         210   $57,712,409.14     14         274821       7.49%          679      82.93%      42.64%
       $300,001 to $350,000         173   $56,167,738.21     13         324669       7.42%          682      82.37%      42.96%
       $350,001 to $400,000         127   $47,240,925.70     11         371976       7.44%          680      83.11%      43.04%
       $400,001 to $450,000          92   $39,237,095.68      9         426490       7.37%          686      82.05%      43.15%
       $450,000 to $500,000          63   $29,818,452.27      7         473309       7.25%          680      83.58%      42.94%
       $500,001 to $600,000          55   $30,514,950.98      7         554817       7.52%          681      83.10%      41.30%
       $600,001 to $700,000           5    $3,357,599.99      1         671520       6.98%          711      86.01%      41.26%
              $700 001 plus          11    $9,409,592.46      2         855417       7.25%          682      79.40%      42.72%
                      Total        1679        421319629    100         250935       7.53%          680      83.72%      42.08%



UPB :                          Non - Prim     Non SF/PUD     Refi Cachout     MI Covered   NINA/No Doc      IO
              below $50,000            0.05%          0.10%            0.03%        0.08%         0.07%   0.02%
         $50,001 to $75,000            0.43%          0.91%            0.14%        1.00%         0.73%   0.02%
        $75,001 to $100,000            0.41%          1.72%            0.39%        1.46%         1.20%   0.64%
       $100,001 to $125,000            0.35%          3.18%            0.86%        2.06%         2.25%   1.91%
       $125,001 to $150,000            0.32%          3.33%            1.17%        1.94%         2.49%   2.41%
       $150,001 to $200,000            0.47%         10.15%            3.92%        5.26%         5.68%   8.15%
       $200,001 to $250,000            0.64%         11.52%            5.23%        5.17%         5.49%  10.35%
       $250,001 to $300,000            0.26%         11.81%            5.65%        5.28%         4.34%  10.84%
       $300,001 to $350,000            0.30%         11.87%            5.03%        4.71%         4.16%  11.70%
       $350,001 to $400,000            0.34%         10.15%            4.05%        4.07%         3.03%   9.47%
       $400,001 to $450,000            0.20%          8.00%            3.24%        2.62%         2.35%   8.61%
       $450,000 to $500,000            0.23%          5.95%            3.05%        2.92%         2.71%   6.07%
       $500,001 to $600,000            0.00%          6.04%            3.14%        2.79%         1.72%   6.70%
       $600,001 to $700,000            0.00%          0.64%            0.48%        0.64%         0.32%   0.80%
              $700 001 plus            0.00%          2.06%            1.41%        0.96%         0.84%   2.05%
                      Total            4.01%         87.43%           37.82%       40.97%        37.36%  79.74%


Min $28,000.00          Max $1,000,000.00



                                                                    WA Loan       Weighted Average Collateral Characteristics
State :                         # Loans     Balance $      %       Balance $       WAC           FICO       %LTV      % DTI
                          CA         523  $190,386,871.96     45         364028       7.28%          683      81.71%      42.74%
                          FL         187   $38,368,406.08      9         205179       7.74%          674      84.73%      41.33%
                          AZ          94   $20,873,552.59      5         222059       7.57%          669      83.09%      41.58%
                          VA          79   $20,266,852.07      5         256542       7.73%          680      83.18%      41.76%
                          MD          64   $16,084,086.50      4         251314       7.47%          673      84.36%      41.74%
                          NV          57   $14,352,966.91      3         251806       7.52%          682      82.49%      42.84%
                          WA          53   $11,254,761.44      3         212354       7.48%          677      83.90%      40.69%
                          IL          49   $10,674,651.84      3         217850       8.07%          689      87.01%      40.65%
                          OH          46    $5,949,119.21      1         129329       7.82%          684      88.51%      39.27%
                          TX          42    $5,148,951.85      1         122594       8.36%          694      91.74%      39.02%
                          NY          42   $13,651,013.47      3         325024       7.75%          696      85.52%      41.58%
                          PA          34    $4,697,755.75      1         138169       8.18%          701      91.95%      41.44%
                          MI          33    $4,750,817.95      1         143964       8.15%          692      91.37%      41.74%
                          GA          33    $5,455,772.20      1         165326       7.75%          671      82.91%      42.16%
                          OR          30    $5,332,262.02      1         177742       7.33%          659      82.74%      41.55%
                       Other         313   $54,071,786.82     13         172753       7.86%          675      87.00%      41.98%
                       Total        1679        421319629    100         250935       7.53%          680      83.72%      42.09%


State :                         Non - Prim     Non SF/PUD     Refi Cachout     MI Covered   NINA/No Doc      IO
                          CA            0.90%         39.01%           17.84%       13.52%        12.80%  41.25%
                          FL            0.63%          7.76%            3.62%        4.35%         3.70%   6.52%
                          AZ            0.10%          4.86%            2.48%        2.20%         2.71%   4.12%
                          VA            0.13%          4.23%            1.89%        1.68%         1.42%   3.97%
                          MD            0.07%          3.48%            1.57%        1.68%         2.27%   3.06%
                          NV            0.05%          3.34%            0.86%        0.92%         0.82%   2.99%
                          WA            0.18%          2.51%            1.07%        1.11%         1.10%   2.17%
                          IL            0.13%          1.94%            1.01%        1.58%         0.91%   1.45%
                          OH            0.29%          1.18%            0.55%        0.81%         1.01%   0.81%
                          TX            0.11%          1.18%            0.00%        0.86%         0.39%   0.40%
                          NY            0.24%          2.24%            0.71%        1.71%         0.76%   2.43%
                          PA            0.09%          0.99%            0.28%        0.96%         0.57%   0.41%
                          MI            0.11%          1.06%            0.36%        0.88%         0.65%   0.44%
                          GA            0.11%          1.16%            0.49%        0.32%         0.61%   1.10%
                          OR            0.00%          1.22%            0.44%        0.40%         0.71%   1.13%
                       Other            0.87%         11.26%            4.65%        7.98%         6.93%   7.51%
                       Total            4.01%         87.43%           37.82%       40.97%        37.36%  79.74%




                                                                           WA Loan       Weighted Average Collateral Characteristics
California Breakdown :                  # Loans     Balance $      %       Balance $       WAC           FICO       %LTV
                            CA North         119   $43,673,067.87     23         367001       7.17%          683      82.08%
                            CA South         404  $146,713,804.09     77         363153       7.31%          683      81.60%
                               Total         523        190386872    100         730154       7.28%          683      81.71%



California Breakdown :                   % DTI       Non - Prim     Non SF/PUD     Refi Cachout     MI Covered   NINA/No Doc      IO
                            CA North        43.45%          0.11%          9.73%            4.48%        3.84%         3.29%   9.46%
                            CA South        42.52%          0.79%         29.28%           13.36%        9.69%         9.51%  31.80%
                               Total        42.74%          0.90%         39.01%           17.84%       13.52%        12.80%  41.25%




                                                                        WA Loan       Weighted Average Collateral Characteristics
Fixed/Floating :                    # Loans     Balance $      %       Balance $       WAC       WA Ave FICO  WA %LTV     % DTI
                       2 Year ARM        322   $56,591,125.93     13         175749       8.19%          689      93.68%      42.04%
                    2 Year ARM IO       1101  $311,985,627.59     74         283366       7.37%          678      81.39%      42.24%
                            Fixed        108   $18,541,073.08      4         171677       7.88%          693      88.22%      39.61%
                       3 Year ARM         19    $2,882,734.59      1         151723       7.97%          681      92.82%      37.35%
                    3 Year ARM IO         61   $14,791,228.58      4         242479       7.52%          681      82.40%      43.18%
                       5 Year ARM          1      $114,569.61      0         114570       8.00%          667      90.00%      49.58%
                    5 Year ARM IO          6    $1,365,060.19      0         227510       7.13%          683      72.32%      42.90%
                            Other         61   $15,048,209.09      4         246692       7.94%          686      89.42%      41.57%
                            Total       1679        421319629    100         250935       7.53%          680      83.72%      42.08%


Fixed/Floating :                    Non - Prim     Non SF/PUD     Refi Cachout     MI Covered   NINA/No Doc      IO
                       2 Year ARM           2.32%         11.46%            5.45%       13.22%         6.06%   0.00%
                    2 Year ARM IO           0.34%         64.91%           26.17%       18.99%        25.34%  74.05%
                            Fixed           0.36%          3.96%            2.46%        3.51%         2.75%   1.29%
                       3 Year ARM           0.04%          0.66%            0.28%        0.68%         0.33%   0.00%
                    3 Year ARM IO           0.12%          3.06%            1.70%        1.44%         1.37%   3.51%
                       5 Year ARM           0.03%          0.00%            0.00%        0.03%         0.03%   0.00%
                    5 Year ARM IO           0.00%          0.30%            0.24%        0.00%         0.02%   0.32%
                            Other           0.81%          3.07%            1.52%        3.10%         1.47%   0.57%
                            Total           4.01%         87.43%           37.82%       40.97%        37.36%  79.74%




                                                                        WA Loan       Weighted Average Collateral Characteristics
Months to Rate Reset:               # Loans     Balance $      %       Balance $       WAC       WA Ave FICO  WA %LTV     % DTI
                            < 13          21    $6,139,163.16      1         292341       7.70%          682      86.16%      41.01%
                         13 - 24        1451  $376,317,378.53     89         259350       7.51%          679      83.44%      42.21%
                         25 - 36          87   $18,475,332.87      4         212360       7.62%          683      84.67%      42.17%
                         37 - 49           0            $0.00      0              0       0.00%            0       0.00%       0.00%
                           49 >=          12    $1,846,681.02      0         153890       7.48%          688      77.61%      43.17%
                             N/A         108   $18,541,073.08      4         171677       7.88%          693      88.22%      39.61%
                           Total        1679        421319629    100         250935       7.53%          680      83.72%      42.08%


Months to Rate Reset:               Non - Prim     Non SF/PUD     Refi Cachout     MI Covered   NINA/No Doc      IO
                            < 13            0.29%          1.41%            0.81%        0.96%         0.33%   0.56%
                         13 - 24            2.99%         77.79%           32.31%       34.07%        32.33%  74.03%
                         25 - 36            0.28%          3.88%            1.98%        2.32%         1.82%   3.51%
                         37 - 49            0.00%          0.00%            0.00%        0.00%         0.00%   0.00%
                           49 >=            0.09%          0.39%            0.26%        0.11%         0.14%   0.35%
                             N/A            0.36%          3.96%            2.46%        3.51%         2.75%   1.29%
                           Total            4.01%         87.43%           37.82%       40.97%        37.36%  79.74%




                                                                             WA Loan     Weighted Average Collateral Characteristics
 Interest Only Periods (months)           # Loans     Balance $      %       Balance $       WAC       WA Ave FICO  WA %LTV
                                     0         484   $85,375,476.51     20         176396       8.15%          689      93.07%
                                1 - 24          36   $10,473,781.28      2         290938       7.20%          689      82.16%
                               25 - 36           5      $866,366.31      0         173273       7.74%          687      75.23%
                               37 - 60        1131  $317,363,611.80     75         280604       7.38%          678      81.36%
                                  61 +          23    $7,240,392.76      2         314800       7.49%          686      79.86%
                                 Total        1679        421319629    100         250935       7.53%          680      83.72%


 Interest Only Periods (months)           % DTI       Non - Prim     Non SF/PUD     Refi Cachout     MI Covered   NINA/No Doc     IO
                                     0      41.32%          3.35%         17.39%            8.66%       19.98%         9.67%   0.00%
                                1 - 24      45.54%          0.00%          2.13%            0.65%        0.80%         1.00%   2.49%
                               25 - 36      44.53%          0.10%          0.11%            0.12%        0.00%         0.03%   0.21%
                               37 - 60      42.23%          0.48%         66.41%           27.60%       20.07%        26.37%  75.33%
                                  61 +      38.73%          0.07%          1.40%            0.80%        0.12%         0.30%   1.72%
                                 Total      42.07%          4.01%         87.43%           37.82%       40.97%        37.36%  79.74%




                                                                        WA Loan       Weighted Average Collateral Characteristics
     Lien :                         # Loans     Balance $      %       Balance $       WAC       WA Ave FICO  WA %LTV     % DTI
                         1st Lien       1679  $421,319,628.66    100         250935       7.53%          680      83.72%      42.08%
  Second Liens with LTV below 85%          0            $0.00      0              0       0.00%            0       0.00%       0.00%
Second Liens with LTV 85.1% - 90%          0            $0.00      0              0       0.00%            0       0.00%       0.00%
Second Liens with LTV 90.1% - 95%          0            $0.00      0              0       0.00%            0       0.00%       0.00%
  Second Liens with LTV above 95%          0            $0.00      0              0       0.00%            0       0.00%       0.00%
                            Other          0            $0.00      0              0       0.00%            0       0.00%       0.00%
                            Total       1679        421319629    100         250935       7.53%          680      83.72%      42.08%


     Lien :                         Non - Prim     Non SF/PUD     Refi Cachout     MI Covered   NINA/No Doc      IO
                         1st Lien           4.01%         87.43%           37.82%       40.97%        37.36%  79.74%
  Second Liens with LTV below 85%           0.00%          0.00%            0.00%        0.00%         0.00%   0.00%
Second Liens with LTV 85.1% - 90%           0.00%          0.00%            0.00%        0.00%         0.00%   0.00%
Second Liens with LTV 90.1% - 95%           0.00%          0.00%            0.00%        0.00%         0.00%   0.00%
  Second Liens with LTV above 95%           0.00%          0.00%            0.00%        0.00%         0.00%   0.00%
                            Other           0.00%          0.00%            0.00%        0.00%         0.00%   0.00%
                            Total           4.01%         87.43%           37.82%       40.97%        37.36%  79.74%




                                                            WA Loan       Weighted Average Collateral Characteristics
Prepayment :            # Loans     Balance $      %       Balance $       WAC       WA Ave FICO  WA %LTV     % DTI
                None         278   $64,251,252.27     15         231120       7.93%          685      84.81%      41.15%
            6 Months           1      $252,000.00      0         252000       6.75%          680      70.00%      42.71%
              1 Year         105   $30,804,915.35      7         293380       7.64%          685      83.81%      42.41%
              2 Year        1094  $285,513,172.68     68         260981       7.43%          678      83.38%      42.30%
              3 Year         184   $38,089,968.64      9         207011       7.51%          684      83.95%      41.82%
              5 Year          16    $2,343,663.10      1         146479       7.89%          714      90.93%      40.38%
               Other           1       $64,656.62      0          64657       9.00%          655     100.00%      42.70%

               Total        1679        421319629    100         250935       7.53%          680      83.72%      42.08%


Prepayment :           Non - Prim     Non SF/PUD     Refi Cachout     MI Covered   NINA/No Doc      IO
                None           1.77%         12.50%            5.05%        7.78%         6.02%  10.15%
            6 Months           0.00%          0.06%            0.06%        0.00%         0.00%   0.06%
              1 Year           0.26%          5.91%            3.06%        3.04%         2.48%   5.86%
              2 Year           1.53%         60.34%           25.02%       24.96%        24.68%  57.71%
              3 Year           0.31%          8.11%            4.51%        4.69%         4.05%   5.85%
              5 Year           0.14%          0.49%            0.13%        0.49%         0.11%   0.11%
               Other           0.00%          0.02%            0.00%        0.02%         0.02%   0.00%

               Total           4.01%         87.43%           37.82%       40.97%        37.36%  79.74%





                                                              WA Loan       Weighted Average Collateral Characteristics
Index :                   # Loans     Balance $      %       Balance $       WAC       WA Ave FICO  WA %LTV     % DTI
       Libor - 6 Month        1527  $392,726,858.33     93         257189       7.51%          680      83.33%      42.19%
       Libor - 1 Month           0            $0.00      0              0       0.00%            0       0.00%       0.00%
            Fixed Rate         102   $17,234,942.82      4         168970       7.88%          693      87.95%      39.16%
                 Other          50   $11,357,827.51      3         227157       8.00%          689      90.60%      42.61%
                 Total        1679        421319629    100         250935       7.53%          680      83.72%      42.08%



Index :                 Non - Prim     Non SF/PUD     Refi Cachout     MI Covered  NINA/No Doc     IO
       Libor - 6 Month        3.13%         81.54%           34.56%       35.32%        33.46%  78.21%
       Libor - 1 Month        0.00%          0.00%            0.00%        0.00%         0.00%   0.00%
            Fixed Rate        0.33%          3.65%            2.36%        3.20%         2.68%   1.29%
                 Other        0.55%          2.24%            0.90%        2.45%         1.22%   0.24%
                 Total        4.01%         87.43%           37.82%       40.97%        37.36%  79.74%



                                                                            WA Loan      Weighted Average Collateral Characteristics
      Mortgage Insurance :              # Loans     Balance $      %       Balance $      WAC       WA Ave FICO  WA %LTV
                   80 plus LTV with MI       771  $172,612,206.92     41         223881      7.86%          684      91.36%
                80 plus LTV without MI        12    $1,795,756.18      0         149646      8.14%          688      88.02%
                 below 80  LTV with MI         0            $0.00      0              0      0.00%            0       0.00%
                     Not covered by MI       896  $246,911,665.56     59         275571      7.30%          677      78.34%
                                 Other         0            $0.00      0              0      0.00%            0       0.00%
                                 Total      1679        421319629    100         250935      7.53%          680      83.72%



      Mortgage Insurance :              % DTI       Non - Prim     Non SF/PUD     Refi Cachout     MI Covered   NINA/No Doc      IO
                   80 plus LTV with MI      41.67%          3.36%         35.67%           22.68%       40.97%        19.12%  20.99%
                80 plus LTV without MI      40.61%          0.21%          0.17%            0.39%        0.00%         0.15%   0.14%
                 below 80  LTV with MI       0.00%          0.00%          0.00%            0.00%        0.00%         0.00%   0.00%
                     Not covered by MI      42.38%          0.44%         51.59%           14.76%        0.00%        18.10%  58.60%
                                 Other       0.00%          0.00%          0.00%            0.00%        0.00%         0.00%   0.00%
                                 Total      42.08%          4.01%         87.43%           37.82%       40.97%        37.36%  79.74%

The information in this free writing prospectus is preliminary. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the nondelivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.


                    Debt-to-Income Ratios


                               CURRENT   # OF     % OF      AVERAGE  GROSS  REMG.          ORIG
         DESCRIPTION           BALANCE  LOANS    TOTAL      BALANCE    WAC   TERM  FICO     LTV     DTI
<= 10.00                 $1,477,800.00      4    0.35%  $369,450.00  6.89%    357   683  79.90%   7.15%
10.01 - 20.00            $5,378,696.19     28    1.28%  $192,096.29  7.41%    355   684  85.08%  16.53%
20.01 - 30.00           $25,972,811.80    128    6.16%  $202,912.59  7.66%    357   684  84.03%  26.63%
30.01 - 40.00           $91,032,123.12    398   21.61%  $228,723.93  7.56%    355   679  83.64%  36.25%
40.01 - 50.00          $278,191,147.60   1046   66.03%  $265,957.12  7.53%    355   680  83.68%  45.55%
50.01 - 55.00           $14,374,197.98     60    3.41%  $239,569.97  7.40%    355   679  85.90%  52.32%
> 55.00                    $536,162.75      2    0.13%  $268,081.38  7.05%    355   675  91.71%  55.75%
Unknown                  $4,356,689.22     13    1.03%  $335,129.94  7.40%    355   686  77.47%   0.00%
  TOTAL                   $421,319,629   1679  100.00%     $253,264  7.53%    355   680  83.72%  42.08%